Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all amendments, supplements and other modifications, if any, from time to time made hereto, this “Security Agreement”), dated as of July 20, 2018 made by and among Golub Capital BDC 2010-1 LLC, a Delaware limited liability company (the “Borrower”), Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and U.S. Bank National Association, as collateral agent (the “Collateral Agent”).

WITNESSETH:

A.           The Borrower, Morgan Stanley Bank, N.A., as lender (the “Lender” and, together with its permitted successors and assigns, the “Lenders”), the Administrative Agent and the Collateral Agent are parties to a credit agreement (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”) of even date herewith.

B.           Pursuant to the Credit Agreement, the Collateral Agent has been appointed by the Lenders and the Administrative Agent to act as secured party under, and otherwise enter into and perform, this Security Agreement.

C.           In order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, the Borrower has agreed to enter into this Security Agreement and Grant a continuing security interest in the Collateral to the Collateral Agent for the benefit of the Lenders, the Collateral Agent, the Securities Intermediary and the Administrative Agent (collectively, the “Secured Parties”).

D.           It is in the best interests of the Borrower to execute this Security Agreement inasmuch as the Borrower will derive substantial benefits from the transactions contemplated by the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1           Certain Terms. The following terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Available Amount”: means (a) all payments in respect of principal and interest, commitment fees and any other fees or other amounts received by the Borrower in respect of any Pledged Asset, (b) all amounts received by the Borrower in connection with the Liquidation of any Pledged Asset and (c) all amounts on deposit in the Custodial Account or the Reserve Account, in each case without duplication and to the extent such amounts have not been distributed in accordance with this Security Agreement.

“Borrower”: is defined in the preamble.

“CLO Proceeds”: means the proceeds of the issuance of the CLO Securities that are received by the Collateral Agent from the Borrower on the Closing Date for application in accordance with Section 6.2(b).

“CLO Securities”: is defined in the Credit Agreement.

“CLO Subordinated Notes”: means the CLO Securities entitled “subordinated notes” (or the equivalent thereof) and ranking lowest in payment priority among the CLO Securities.

“Collateral”: is defined in Section 2.1.

“Collateral Agent”: is defined in the preamble.

“Collateral Agent Rating Requirement”: a requirement that the Collateral Agent shall at all times have a long-term deposit rating (or, if the Collateral Agent is a wholly owned subsidiary of a bank holding company and not rated, the bank holding company shall have a long-term senior unsecured debt rating) of at least “Baa1” by Moody’s (and, if rated “Baa1”, such rating shall not be on watch for downgrade) and of at least “BBB-” by S&P.

“Collateral Documents”: is defined in the Credit Agreement.

“Credit Agreement”: is defined in the recitals.

“Custodial Account”: is defined in Section 2.2.

“Deliver” or “Delivered”: is defined in the Credit Agreement.

“Eligible Investments”: means (a) cash and (b) any United States dollar denominated investment that, at the time it is delivered to the Securities Intermediary (directly or through a financial intermediary or bailee), is one or more of the following obligations or securities: (i) demand and time deposits in, certificates of deposit of, bank deposit products of, interest-bearing trust accounts held by, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Securities Intermediary) or any State thereof and subject to supervision and examination by federal and/or State banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) and at least “A-1” by S&P, in the case of commercial paper and short-term debt obligations; provided that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating by Moody’s of at least Moody’s then-current long-term sovereign rating of the United States and by S&P of at least S&P’s then-current long-term sovereign rating of the United States; (ii) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America; (iii) offshore money market funds which have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and (iv) commercial paper or other short-term obligations with short-term credit ratings of “P-l” from Moody’s and “A-l” from S&P or, in the case of any such Eligible Investment with a maturity of longer than 91 days, long-term credit rating by Moody’s of at least Moody’s then-current long-term sovereign rating of the United States and by S&P of at least S&P’s then-current long-term sovereign rating of the United States, and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance and such maturity is not extendable. For the avoidance of doubt, “Eligible Investments” may include investments for which the Collateral Agent or its Affiliates shall act as offeror or provide services and receive compensation.

“Event of Default”: an Event of Default under the Credit Agreement.

“Grant”: is defined in the Credit Agreement.

“Interest Proceeds”: that portion of the Available Amount that represents interest, commitment fees and any other fees in respect of interest.

“Lien”: is defined in the Credit Agreement.

“Liquidate”: is defined in the Credit Agreement.

“MS&Co.”: is defined in the Credit Agreement.

“Net Realized Gains”: means the positive difference, if any, of all Realized Gains minus Realized Losses.

“Obligations”: is defined in the Credit Agreement.

“Payments”: means amounts received in respect of principal (or accrued interest on any Warehouse Asset that was purchased by the Borrower) with respect to a Warehouse Asset or proceeds received in connection with any Warehouse Asset that is Liquidated in whole or in part.

“Pledged Assets”: is defined in the Credit Agreement.

“Prepayment Date”: is defined in the Credit Agreement.

“Proceeds”: is defined in the Credit Agreement.

“Realized Gain”: means, with respect to each Warehouse Asset, an amount equal to the greater of (i) zero and (ii) the amount, if any, by which (x) the proceeds of any sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment of any Delayed Drawdown Debt Obligation) of all or a portion of the principal balance of such Warehouse Asset exceeds (y) the product of (A) the principal balance of the portion of such Warehouse Asset sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (B) the purchase price for such Warehouse Asset (expressed as a percentage of par).

“Realized Loss”: means, with respect to each Warehouse Asset, an amount equal to the amount, if any, by which (x) the proceeds of any sale or other disposition (including principal prepayments and the amount of the remaining unfunded commitment of any Delayed Drawdown Debt Obligation) of all or a portion of the principal balance of such Warehouse Asset is less than (y) the product of (A) the principal balance of the portion of such Warehouse Asset sold or disposed of (including principal prepayments and the amount of the remaining unfunded commitment) multiplied by (B) the purchase price for such Warehouse Asset (expressed as a percentage of par).

"Redemption Amount": an amount equal to the difference of (a) the sum of (i) the market value (as determined by the Warehouse Collateral Manager) of the Warehouse Assets owned by the Borrower on the Pricing Date as of the Pricing Date, plus (ii) the purchase price of Warehouse Assets acquired by the Borrower between the Pricing Date and the Closing Date, plus (iii) cash and Eligible Investments held by the Borrower as of the Closing Date plus (iv) accrued and unpaid interest, commitment fees and any other fees in respect of interest on the Warehouse Assets set forth in clauses (i) and (ii) minus (b) the Advances outstanding and other amounts paid to MS&Co. and the other secured parties to terminate the Credit Agreement pursuant to Section 6.2(b)(i), (ii), (iv).

“Reserve Account”: is defined in Section 2.2.

“Securities Account Control Agreement”: is defined in the Credit Agreement.

“Securities Intermediary”: is defined in the Credit Agreement.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“Warehouse Collateral Management Agreement”: is defined in the Credit Agreement.

“Warehouse Collateral Manager”: is defined in the Credit Agreement.

SECTION 1.2           Additional Definitions. Capitalized terms used but not otherwise defined in this Security Agreement shall have the respective meanings specified in the Credit Agreement.

SECTION 1.3           UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms defined in the UCC are used in this Security Agreement as defined therein.

ARTICLE II

PLEDGE; DELIVERY; ASSIGNMENT

SECTION 2.1           Grant of Security Interest. As collateral security for the prompt and complete payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers the Collateral (as defined below) to the Collateral Agent for the benefit of the Secured Parties, and Grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in all of the Borrower’s right, title and interest in any of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future acquires any right, title or interest: (a) each Pledged Asset, (b) the Custodial Account, the Reserve Account and any Pledged Asset or other property from time to time credited thereto, (c) the Borrower’s rights under the Warehouse Collateral Management Agreement and (d) all Proceeds of any of the foregoing (items (a)-(d) collectively, the “Collateral”). For the avoidance of doubt, the Collateral Agent, the Administrative Agent and the Lenders shall have the right, but not the duty, to file a financing statement covering all assets of the Borrower as collateral therein against the Borrower, as debtor.

SECTION 2.2           Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Borrower shall:

(a)          On or prior to the date hereof, (i) establish at the Securities Intermediary a segregated trust account to be designated the custodial account (the “Custodial Account”), in the name of “Golub Capital BDC 2010-1 LLC, subject to the lien of U.S. Bank National Association as Collateral Agent for the benefit of the Secured Parties”, which shall be held by the Securities Intermediary in accordance with the Securities Account Control Agreement, and which may include subaccounts for the collection of principal and interest (the “Interest Collection Account” and the “Principal Collection Account”), (ii)  establish at the Securities Intermediary a segregated trust account to be designated the reserve account (the “Reserve Account”), in the name of “Golub Capital BDC 2010-1 LLC, subject to the lien of U.S. Bank National Association as Collateral Agent for the benefit of the Secured Parties”, which shall be held by the Securities Intermediary in accordance with the Securities Account Control Agreement and (iii) execute, and cause the Securities Intermediary to execute, the Securities Account Control Agreement. The only permitted withdrawals from amounts on deposit in the Custodial Account shall be to acquire Warehouse Assets and Eligible Investments at the direction of the Warehouse Collateral Manager (except during the continuance of an Event of Default, when such direction must be given by the Administrative Agent) in compliance with the Credit Documents and to pay amounts payable under Article VI below. The only permitted withdrawals from amounts on deposit in the Reserve Account shall be to acquire Eligible Investments at the direction of the Warehouse Collateral Manager, to pay amounts required to be paid in connection with Delayed Drawdown Debt Obligations in accordance with Section 2.03(b) of the Credit Agreement and to transfer funds or Eligible Investments to the Custodial Account as required under Section 2.03(b) of the Credit Agreement. In addition, amounts deposited in the Custodial Account or the Reserve Account in error may be withdrawn at the direction of the Warehouse Collateral Manager (with the consent of the Administrative Agent) (except during the continuance of an Event of Default, when such direction must be given by the Administrative Agent). The Collateral Agent shall not have any liability for any loss on investment made in accordance with this Section 2.2.

(b)          Cause the Collateral to be Delivered to the Collateral Agent.

(c)          If any of the securities, monies or property pledged by the Borrower hereunder are received by the Borrower, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing first priority perfected security interest in such Collateral. The Collateral Agent shall have the right to open such subaccounts of any such accounts as it deems necessary or appropriate for the convenience of administration.

SECTION 2.3           Assignment of Warehouse Collateral Management Agreement. The Borrower, as collateral security for the prompt and complete payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby assigns, transfers and conveys to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right, title and interest in, to and under the Warehouse Collateral Management Agreement. Upon release of the security interest in the Collateral in accordance with Section 2.5 hereof, this assignment and all rights herein assigned to the Collateral Agent shall cease and terminate and all of the estate, right, title and interest of the Collateral Agent in, to and under the Warehouse Collateral Management Agreement shall revert to the Borrower and no further instrument or act shall be necessary to evidence such termination and reversion.

SECTION 2.4           Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

SECTION 2.5           Release of Security Interest. Upon termination of the Credit Documents and payment and satisfaction in full by the Borrower of all Obligations (other than contingent obligations which are not then due and payable), the Collateral Agent on behalf of the Lenders and the Administrative Agent, and at the direction of the Administrative Agent, shall release its security interest in the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1           Warranties, etc. The Borrower hereby represents and warrants to the Collateral Agent and the Administrative Agent and the Lenders, as of the date of each pledge and Delivery hereunder by the Borrower to the Collateral Agent of any Collateral, as set forth in this Article.

SECTION 3.2           Ownership, No Liens, etc.

(a)          The Borrower is the sole legal and beneficial owner of the Collateral free and clear of any Liens or encumbrances of any nature, except as described in Section 3.2(f) and such as may have been filed in favor of the Collateral Agent pursuant to this Security Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, including without limitation the filing office of the Secretary of State of the State of Delaware, except such as may have been filed in favor of the Collateral Agent pursuant to this Security Agreement.

(b)          The Borrower has acquired its ownership in the Collateral in good faith without notice of any adverse claim (other than any lien in favor of the Collateral Agent created pursuant to the Collateral Documents).

(c)          The Borrower has not assigned, pledged or otherwise encumbered any interest in any Collateral other than as described in Section 3.2(f) and security interests Granted pursuant to this Security Agreement or the other Collateral Documents.

(d)          The Borrower has full right to Grant a first priority security interest in and pledge, hypothecate, assign, charge, mortgage, deliver and transfer the Collateral to the Collateral Agent.

(e)          The Grant by the Borrower of the first priority security interest hereunder, the Delivery of the Collateral as set forth hereunder and the signing of the Securities Account Control Agreement are effective to create a valid, perfected, first priority security interest in favor of the Collateral Agent in the Collateral.

(f)           The Borrower covenants and agrees to cause the redemption in whole and discharge of its obligations under that certain Indenture, dated as of July 16, 2010, by and between the Borrower and U.S. Bank National Association, as trustee promptly upon receipt of amounts funded for such purpose under the Credit Agreement.

SECTION 3.3           Authorization, Approval, etc. Except for a financing statement with respect to the Collateral in favor of the Collateral Agent filed with the filing office of the Secretary of State of the State of Delaware, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other person or entity is required either for the pledge by the Borrower of any Collateral pursuant to this Security Agreement, for the validity, perfection or priority of security interest in such Collateral or for the exercise by the Collateral Agent of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.

SECTION 3.4           Compliance with Laws. The Borrower is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the value of the Collateral as collateral security.

SECTION 3.5           Office of Borrower. The Borrower represents and warrants that its sole place of business and registered office is located at its address set forth in the Credit Agreement. The Borrower has no trade name.

ARTICLE IV

COVENANTS; REMEDIES

SECTION 4.1           Covenants. Except as expressly provided in the Credit Agreement, the Borrower will not, without the prior written consent of the Administrative Agent (which consent may be withheld in its sole discretion), with respect to any Collateral, Liquidate, except as provided in the Credit Agreement, exchange, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), such Collateral (other than pursuant to the Collateral Documents to the Collateral Agent for the benefit of the Secured Parties).

SECTION 4.2           Remedies, etc. Upon the occurrence and continuance of an Event of Default:

(a)          The Collateral Agent shall, at the direction of the Administrative Agent, exercise in respect of the Collateral any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law, including, without limitation, rights and remedies of a secured party under the UCC.

(b)          Subject to Section 4.7, the Collateral Agent shall, at the direction of the Administrative Agent, without notice except as specified below, Liquidate the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Subject to Section 4.7 the Administrative Agent and its Affiliates shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Warehouse Assets so Liquidated, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or the Collateral Agent arising out of the exercise by the Administrative Agent or the Collateral Agent of any of their respective rights hereunder. The Borrower agrees that, to the extent notice of sale shall be required by law, ten days’ prior notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent (on behalf of the Administrative Agent) shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent shall, at the direction of the Administrative Agent, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower, the Warehouse Collateral Manager and the Equity Investors shall be given prior notice of any such sale.

(c)          The Collateral Agent shall, at the direction of the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or the Equity Investors:

(i)	transfer all or any part of the Collateral into the name of the Collateral Agent for the benefit of the Secured Parties, the Lenders, the Administrative Agent or the nominee of any of the foregoing,

(ii)	notify the parties obligated on any of the Collateral to make payment to the Collateral Agent, the Administrative Agent or any Lender of any amount due or to become due thereunder,

(iii)	enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(iv)	endorse any checks, drafts, or other writings in the Borrower’s name to allow collection of the Collateral,

(v)	take control of any Proceeds of the Collateral,

(vi)	execute (in the name, place and stead of the Borrower) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral, and

(vii)	perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

SECTION 4.3           Compliance with Restrictions. The Borrower, the Equity Investors, the Lenders, the Administrative Agent and the Warehouse Collateral Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by its counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Borrower, the Equity Investors, the Lenders, the Administrative Agent and the Warehouse Collateral Manager further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Borrower, the Equity Investors or the Warehouse Collateral Manager for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 4.4           Change Relating to Borrower. The Borrower covenants and agrees that it shall provide at least 10 days’ prior written notice to the Collateral Agent and the Administrative Agent of (a) any proposed change to maintaining any of its books or records with respect to the Collateral, at any office other than at the address referred to in Section 3.5 or maintaining its registered office or its place of business at any place other than at the address referred to in Section 3.5, (b) any proposed change of its name, or any name under which it does business, from the name shown on the signature page hereto or (c) any proposed change to its type or jurisdiction of organization.

SECTION 4.5           Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any sale pursuant to Section 4.2 conducted at the direction of the Administrative Agent. The Borrower, the Equity Investors and the Warehouse Collateral Manager hereby waive any claims against the Collateral Agent and the Administrative Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale.

SECTION 4.6           Further Assurances. The Borrower covenants and agrees that, from time to time upon the written request of the Collateral Agent (as directed by the Administrative Agent), the Borrower will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Security Agreement and to protect and preserve the priority and validity of the security interest Granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will:

(a)          if any Collateral shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Securities Intermediary, as the case may be, hereunder such promissory note or instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment; and

(b)          execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent (as directed by the Administrative Agent) may request, in order to perfect and preserve the assignment and security interest Granted hereby. With respect to the foregoing and the Grant of the security interest hereunder, the Borrower hereby authorizes the Collateral Agent (as directed by the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law; and the Collateral Agent agrees to notify the Borrower of any such action taken by it. In no event shall the Collateral Agent be deemed to assume the obligations of the Borrower under this Section 4.6.

SECTION 4.7           Option to Purchase Collateral. Notwithstanding anything to the contrary herein, in connection with any liquidation in full of the Collateral, including without limitation, (a) upon the termination of the Commitment following the occurrence and during the continuation of an Event of Default or (b) at the Scheduled Maturity Date, provided that, (x) in the case of each Equity Investor an Event of Default described in Section 8.01(l) of the Credit Agreement has not occurred with respect to such Equity Investor, and (y) in the case of the Warehouse Collateral Manager an Event of Default described in Section 8.01(l) of the Credit Agreement has not occurred with respect to the Warehouse Collateral Manager, each Equity Investor or any of its Affiliates shall, subject to the additional requirements set forth in this Section 4.7, have the right to purchase all (but not less than all) of the Warehouse Assets included in the Collateral at a purchase price at least equal to the sum of the then outstanding Obligations (including, without limitation, all amounts payable under Section 6.2(a)(i), Section 6.2(a)(iv)(A) and Section 6.2(a)(v)), as reasonably determined by the Administrative Agent. Each of the Equity Investors and the Warehouse Collateral Manager may exercise such right by giving written notice to the Borrower and the Administrative Agent (with a copy to the Collateral Agent) of its election to exercise such right (the “Exercise Notice”) which shall include a proposed purchase price and be delivered not later than 5:00 p.m. New York City time on the Scheduled Maturity Date or the date on which each of the Equity Investors and the Warehouse Collateral Manager receive notice from the Administrative Agent of the occurrence of such Event of Default and termination of the Commitment, as applicable; provided that if the Equity Investors receive notice of an Event of Default and termination of the Commitment from the Administrative Agent after 2:00 p.m. New York City time, the Exercise Notice shall be delivered not later than 9:00 a.m. New York City time on the Business Day immediately following the date of such notice. Once an Exercise Notice is given by an Equity Investor or the Warehouse Collateral Manager (subject to the immediately succeeding sentence), the Equity Investor or the Warehouse Collateral Manager (or its designated Affiliate or managed fund) shall (subject to the immediately succeeding sentence) be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral. If more than one of the Warehouse Collateral Manager and/or an Equity Investor submits an Exercise Notice, the party submitting the highest bid (as determined by the Administrative Agent) shall be the winning bidder. The cash purchase price must be received no later than 10 Business Days following delivery of the Exercise Notice or, if earlier, upon settlement of the loan transfers. The Administrative Agent shall not cause Liquidation of the Warehouse Assets to occur during the time that the Equity Investors and the Warehouse Collateral Manager are entitled to provide an Exercise Notice. For the avoidance of doubt, (i) the sale of Collateral by the Borrower as set forth in this Section 4.7 is not intended to be a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale under the UCC and (ii) the Issuer shall be required to deliver the Collateral to one legal buyer in accordance with market settlement procedures.

ARTICLE V

THE COLLATERAL AGENT

SECTION 5.1           Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Agent as the Borrower’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Borrower by this appointment), with full authority in the place and stead of the Borrower and in the name of the Borrower, from time to time as directed by the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including without limitation:

(a)          to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)          to receive, endorse and collect any drafts or other instruments and documents, in connection with clause (a) above; and

(c)          to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable (or as directed by the Administrative Agent) for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable during the term of this Security Agreement and is coupled with an interest.

SECTION 5.2           Collateral Agent May Perform. The Collateral Agent shall from time to time take any action, which it is directed by the Administrative Agent to take, for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

SECTION 5.3           Collateral Agent Has No Duty. The Collateral Agent shall have no fiduciary duty, obligation or responsibility to the Borrower, the Warehouse Collateral Manager, the Administrative Agent, the Lenders, the Equity Investors or any indirect beneficiary of this Security Agreement or the Collateral.

SECTION 5.4           Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent shall be deemed to have exercised reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, if it takes such action with respect to the Collateral as the Administrative Agent instructs. None of the Collateral Agent, the Administrative Agent or any of their directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

SECTION 5.5           Certain Rights and Obligations of the Collateral Agent. The Collateral Agent shall not enter into or consent to any material amendment, modification, termination or waiver of any provision contained in this Security Agreement or the Securities Account Control Agreement without the prior written consent of the Administrative Agent; provided, however, that, without further written consent or authorization from the Administrative Agent, the Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by the Credit Agreement or as permitted or required under this Security Agreement and the Securities Account Control Agreement or to which the Administrative Agent has otherwise consented. Anything contained in any of the Credit Documents to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or the Administrative Agent may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Administrative Agent, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.

The Collateral Agent shall maintain books and records with respect to the Collateral in a manner consistent with its practices with respect to comparable collateral that it holds for others including, without limitation, records of the acquisition and Liquidation of all Warehouse Assets.

The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing and (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers except as directed in writing by the Administrative Agent. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Administrative Agent or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Collateral Agent by the Administrative Agent, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, or (iii) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it with due care, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent and shall have no liability for any negligence or misconduct on the part of any unaffiliated sub-agents; provided the Collateral Agent has appointed such unaffiliated sub-agent with due care. The exculpatory provisions of the preceding paragraphs shall apply to any sub-agent and to the Related Parties of the Collateral Agent and any sub-agent, and shall apply to their respective activities as Collateral Agent.

In entering into this Security Agreement, and in taking (or refraining from) any actions under or pursuant to this Security Agreement or other Collateral Documents, the Collateral Agent shall be protected by and shall enjoy all of the rights, privileges, immunities, protections and indemnities granted to it under the Collateral Documents. Notwithstanding any other provision to the contrary in any of the Collateral Documents, the Collateral Agent shall not be required to take any action that it determines might involve it in liability (unless the Collateral Agent has received satisfactory indemnity against such liability).

The Collateral Agent shall in no event be liable for any special, indirect, consequential or punitive damages (including lost profits) arising from or in connection with this Security Agreement, regardless of the nature of the claim and whether or not it has been apprised of the likelihood thereof.

To help fight the funding of terrorism and money laundering activities, the Collateral Agent shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Agent or its Affiliates. Such information may include, but is not limited to the name, formation documents such as articles of incorporation, address, tax identification number and other information that will allow the Collateral Agent to identify the individual or entity who is establishing the relationship or opening the account.

In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Agent shall be entitled to request and rely upon the direction of the Administrative Agent. The Collateral Agent shall not have any liability for taking any action at and in accordance with such direction. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Security Agreement or the Collateral Documents and it shall not be responsible for any statement in the recitals herein or therein.

In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

SECTION 5.6           Collateral Agent Fees. The Collateral Agent and the Securities Intermediary shall be paid such fees as are agreed to in writing by the Collateral Agent and the Warehouse Collateral Manager in accordance with the priority of payments set forth in Section 6.2 below.

SECTION 5.7           Resignation; Removal; Successor.

(a)          Subject to the appointment and acceptance of a successor Collateral Agent as provided in Section 5.7(c) below, the Collateral Agent may resign at any time by providing the Administrative Agent, the Warehouse Collateral Manager and the Borrower with 20 Business Days prior written notice.

(b)          Subject to Section 5.7(c) below, if at any time the Collateral Agent shall cease to meet the Collateral Agent Rating Requirement, it shall notify the Borrower, the Warehouse Collateral Manager and the Administrative Agent of such ineligibility and shall be removed immediately.

(c)          Upon any resignation pursuant to Section 5.7(a) or removal pursuant to Section 5.7(b), the Administrative Agent shall have the right to appoint a successor with the consent of the Warehouse Collateral Manager; provided, that, such successor shall meet the Collateral Agent Rating Requirement. No resignation by, or removal of, the Collateral Agent shall be effective until a successor has been appointed. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Credit Documents. After the Collateral Agent’s resignation or removal hereunder, the provisions of Section 5.5 shall continue in effect for the benefit of such retiring or removed Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent. In the event a successor collateral agent is not appointed within 30 Business Days from the date of any removal or resignation notice, the Collateral Agent may petition a court of competent jurisdiction for appointment of a successor.

Any person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the corporate trust properties and assets of the Collateral Agent substantially as a whole, shall be the successor to the Collateral Agent under this Security Agreement without further act of any of the parties to this Security Agreement.

(d)          In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Collateral Agent shall be entitled to request and rely upon the direction of Administrative Agent. The Collateral Agent shall not have any liability for taking any action at and in accordance with such direction. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Security Agreement or the Collateral Documents, and it shall not be responsible for any statement or recital herein or therein.

ARTICLE VI

PRIORITY OF PAYMENTS; REPORTING

SECTION 6.1           Distribution of Repayment and Liquidation Proceeds.

(a)          Unless otherwise agreed to by the Administrative Agent, the Collateral Agent shall, if the Warehouse Collateral Manager on behalf of the Borrower is unable to purchase a Warehouse Asset specified in the related Borrowing Request or if there are Advance proceeds remaining after any such purchase, repay the outstanding Advances commencing with the longest outstanding Advance and ending with the most recent Advance to the Lenders to repay the affected Advances.

(b)          On each Business Day other than the Maturity Date (provided that such Business Day is not in connection with the Liquidation of all or substantially all of the Warehouse Assets pursuant to which the provisions of Section 6.2(a) apply), the Borrower hereby directs the Collateral Agent to apply (and the Collateral Agent shall apply) Payments on deposit in the Custodial Account as of the close of business on the preceding Business Day in the following order of priority:

(i)          to settle the purchase of additional Warehouse Assets on such Business Day, to the extent that the capital contributions of the Equity Investors are insufficient therefor; and

(ii)         if the aggregate Payments remaining on deposit in the Custodial Account after application pursuant to clause (i) above equals or exceeds $500,000, first, to the extent a Borrowing Base Deficiency exists, to be applied to repay the principal amount of outstanding Advances commencing with the longest outstanding Advance and ending with the most recent Advance, until such Borrowing Base Deficiency is cured; second, at the Borrower’s option, so long as no Event of Default, Unmatured Event of Default or Borrowing Base Deficiency is continuing, to the Borrower for distribution to the Equity Investors; and third, to retain in the Custodial Account invested in Eligible Investments at the direction of the Warehouse Collateral Manager (except during the continuance of an Event of Default, when such direction may be given by the Administrative Agent) until the earlier of (A) the date on which cash is required to settle the purchase of additional Warehouse Assets, to the extent that the capital contributions of the Equity Investors are insufficient therefor, and (B) the Maturity Date.

(c)          On any date other than the Maturity Date on which the Borrower receives proceeds in connection with any capital contributions and the Borrower elects to use such proceeds to make a prepayment of Advances pursuant to Section 2.07(a) of the Credit Agreement, the Collateral Agent, as directed by the Administrative Agent, shall apply such amounts received by the Borrower with respect to such capital contributions to repay outstanding Advances commencing with the longest outstanding Advance and ending with the most recent Advance.

SECTION 6.2           Distributions on the Maturity Date and following an Event of Default.

(a)          On the Maturity Date (if the Closing Date does not occur) or following an Event of Default and the declaration of the Advances as due and payable, the Collateral Agent, as directed by the Administrative Agent, shall distribute the Available Amount in the following order of priority:

(i)          to pay to the Administrative Agent, the Lenders, the Collateral Agent, and the Securities Intermediary, pro rata and pari passu, any reasonably and documented fees, costs and out-of-pocket expenses relating to the Liquidation of the Warehouse Assets, the termination of the Credit Documents, and exercise by the Administrative Agent, the Lenders and the Collateral Agent and the Securities Intermediary of their respective rights and remedies under the Credit Documents;

(ii)         to pay to the Administrative Agent for distribution to the Lenders interest due with respect to all Advances until such amounts are paid in full;

(iii)        to repay the principal balance of the outstanding Advances, until such amounts are paid in full;

(iv)        first, (A) to pay any indemnification obligations and other unpaid payment obligations owed by the Borrower under any Credit Document (ratably among the parties entitled thereto in accordance with the amounts owed to each such party), second, (B) to pay 33 1/3% of the Startup Expenses, up to a maximum amount not to exceed any Net Realized Gains, third, (C) to pay any expenses of Warehouse Collateral Manager payable by the Borrower and fourth, (D) to pay any remaining accrued and unpaid expenses of the Borrower unrelated to the Credit Documents; and

(v)         the remaining Available Amount, to the Borrower for distribution to the Equity Investors.

For the avoidance of doubt and notwithstanding anything in this Article VI to the contrary, if the Closing Date does not occur and there exists Net Realized Gains, 33 1/3% of any Startup Expenses shall be paid out of the Net Realized Gains (to the extent such Net Realized Gains are sufficient to pay such portion of the Startup Expenses) as provided in clause (iv) above. If the Closing Date does not occur or to the extent Net Realized Gains are insufficient to pay such portion of the Startup Expenses, the amount by which the Startup Expenses exceed the amount of Startup Expenses paid pursuant to clause (iv) above shall be paid by MS&Co. and the Warehouse Collateral Manager pursuant to a separate agreement between them.

For the avoidance of doubt, if, after the application of the Available Amount, amounts specified in Section 6.2(a)(i), (ii), (iii), (iv)(A) and (iv)(B) are not paid in full, an Event of Default shall be deemed to have occurred and the Collateral Agent shall, at the direction of the Administrative Agent, exercise all rights and remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law, including, without limitation, rights and remedies of a secured party under the UCC.

(b)          If the Closing Date occurs, on the Maturity Date, the Collateral Agent, as directed by the Administrative Agent, shall make the following distributions from the Available Amount and CLO Proceeds:

(i)          The Collateral Agent shall distribute the Available Amount to pay the amounts set forth in Section 6.2(a)(i) and (ii) (sequentially in the order of priority set forth above);

(ii)         The Collateral Agent shall distribute CLO Proceeds to pay the amounts set forth in Section 6.2(a)(i) and (ii) (sequentially in the order of priority set forth above), to the extent such amounts were not paid from the Available Amount and until such amounts are paid in full;

(iii)        The Collateral Agent shall distribute CLO Proceeds to pay (A) the amounts set forth in Section 6.2(a)(iii), (B) the Startup Expenses and (C) pari passu, based on amounts owed the structuring fee described in the Engagement Letter and payable to MS&Co. pursuant to the definitive documentation in respect of the CLO, in sequential order beginning with the amounts set forth in clause (A) of this Section 6.2(b)(iii), until such amounts are paid in full;

(iv)        The Collateral Agent shall distribute CLO Proceeds to pay the amounts set forth in Section 6.2(a)(iv)(A) and (C) and (v) (sequentially in the order of priority set forth above);

(v)         The Collateral Agent shall distribute the Available Amount to pay the amounts set forth in Section 6.2(b)(iii) and the amounts set forth in Section 6.2(b)(iv), in the sequential order stated in each such section beginning with the amounts set forth in Section 6.2(b)(iii), to the extent such amounts were not paid from CLO Proceeds pursuant to the foregoing clauses (iii) and (iv) of this Section 6.2(b) until such amounts are paid in full;

(vi)        After application of the CLO Proceeds and the Available Amount pursuant to the foregoing clauses (i) through (v) of this Section 6.2(b), the Collateral Agent shall distribute first, from the remaining Available Amount and second, from any remaining CLO Proceeds, to the Equity Investors, an amount equal to the Redemption Amount; provided however that the Borrower may satisfy the payment of such amounts set forth in this clause (vi) through the exchange of all or a portion of the membership interests into CLO Subordinated Notes in accordance with their terms and as agreed by the applicable Equity Investor; and

(vii)       After making the required distributions pursuant to the foregoing clauses (i) through (vi), the Collateral Agent shall distribute any remaining Available Amount to the Borrower and the Borrower shall retain such Available Amount, together with any CLO Proceeds remaining after the application of the foregoing clauses (ii) through (vi) of this Section 6.2(b), to be used in the manner required by the CLO documentation.

For the avoidance of doubt, if, after the application of the Available Amount and all the CLO Proceeds, amounts specified in Section 6.2(b)(i), (ii) or (iii) are not paid in full, an Event of Default shall be deemed to have occurred and the Collateral Agent shall, at the direction of the Administrative Agent, exercise all rights and remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law, including, without limitation, rights and remedies of a secured party under the UCC.

SECTION 6.3           Distributions on Interest Payment Dates other than the Maturity Date and on Prepayment Dates.

(a)          On each Interest Payment Date other than the Maturity Date, the Borrower shall apply all available Interest Proceeds in the following order of priority: (i) to pay the Lenders all interest due to the Lenders on such date, (ii) if a Borrowing Base Deficiency has occurred and is continuing, to cure such Borrowing Base Deficiency and (iii) so long as no Event of Default or Unmatured Event of Default is continuing, the remaining amounts to the Equity Investors.

(b)          If a Prepayment Date occurs, the Borrower shall pay the Lenders, by applying all available Interest Proceeds, all interest due to the Lenders in respect of the principal amount of any Advance prepaid on such Prepayment Date.

(c)          Any interest that is unpaid on any Interest Payment Date or Prepayment Date, as applicable, shall accrue interest in accordance with Section 2.08(b) of the Credit Agreement.

(d)          Interest Proceeds shall be used solely for the following purposes: (A) to satisfy the Borrower’s obligations to the Lenders and the Equity Investors under clauses (a) and (b) of this Section 6.3 and (B) to make the payments required by Section 6.2. Interest Proceeds shall be retained in the Custodial Account and may be invested in Eligible Investments at the direction of the Warehouse Collateral Manager (except during the continuance of an Event of Default, when such direction may be given by the Administrative Agent) until such amounts are required to be applied in accordance with the preceding sentence.

SECTION 6.4           Payments Generally. All payments required to be made to the Lenders under the Credit Documents shall be made by the Collateral Agent to the Administrative Agent for distribution to the Lenders. All other payments shall be made by the Collateral Agent directly to (or upon the direction of) the Persons entitled thereto. All payments made to the Equity Investors in their individual capacities shall be made on a pro rata basis, determined on the amount of membership interests held and capital contributions made by each Equity Investor (as reported to the Collateral Agent by the Borrower or the Warehouse Collateral Manager on its behalf). The Collateral Agent shall consult with the Administrative Agent and the Equity Investor with respect to the calculation of amounts payable under this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1           Waivers, Amendments, etc. The provisions of this Security Agreement may from time to time be amended, modified or waived by a written instrument executed by the Borrower and the Collateral Agent and consented to, in writing, by the Administrative Agent; provided that any amendment to Section 4.7 or Article VI shall also require the consent of the Equity Investor and the Warehouse Collateral Manager. No failure or delay on the part of the Collateral Agent in exercising any power or right under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Collateral Agent under this Security Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 7.2           Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing (including by e-mail) and directed to the address or e-mail address described in and deemed received in accordance with the Credit Agreement.

SECTION 7.3           Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions hereof.

SECTION 7.4           Severability. To the fullest extent permitted by law, any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction in any respect shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in such respect only without invalidating in any other respect any such provision or the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in such respect in any other jurisdiction.

SECTION 7.5           Execution in Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts (including by e-mail), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by electronic mail shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.6           Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, without regard to principles of conflicts of laws.

SECTION 7.7           Binding Power; Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the parties hereto, the Equity Investors, the Warehouse Collateral Manager and their respective successors and assigns; provided, however, that the Borrower and the Equity Investors may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

SECTION 7.8           Limited Recourse Obligations of the Borrower; Bankruptcy Proceedings. The provisions of Section 10.11 of the Credit Agreement are incorporated into this Security Agreement by reference and shall survive termination of this Security Agreement for any reason whatsoever.

SECTION 7.9           Termination. Upon the payment in full of all Obligations (other than contingent obligations not then due and payable), the security interest Granted herein shall automatically and without any further action terminate and all rights to the Collateral shall automatically revert to the Borrower. Upon any such termination, the Collateral Agent will, at the Borrower’s sole expense, deliver to the Borrower, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Borrower (or such other person as the Borrower shall request) such documents as the Borrower shall reasonably request to evidence such termination.

SECTION 7.10         Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Security Agreement (including any counterclaim brought in any such action or proceeding), or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York sitting in New York County, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth at the beginning of this Security Agreement or at such other address of which the Collateral Agent shall have been notified in writing; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 7.11         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY MATTER ARISING HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS SECURITY AGREEMENT.

SECTION 7.12         Third Party Beneficiaries. Any Person not party to this Security Agreement that is entitled to any payment in accordance with Article VI shall be an intended third party beneficiary of Article VI.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

Golub Capital BDC 2010-1 LLC,
as Borrower

By:	Golub Capital BDC, Inc., its designated manager

By	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

In the presence of:

Witness:	/s/ Nicholas Tholl
Name:	Nicholas Tholl

[Signature Page to MS/Golub Security Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By	/s/ Matthieu Milgrom
	Name:	Matthieu Milgrom
	Title:	Authorized Signatory

[Signature Page to MS/Golub Security Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By	/s/ Leslie Hundley
	Name:	Leslie Hundley
	Title:	Vice President

[Signature Page to MS/Golub Security Agreement]

ACKNOWLEDGED AND AGREED:

GOLUB CAPITAL BDC 2010-1 HOLDINGS, LLC,
as Equity Investor

By:	Golub Capital BDC, Inc., its designated manager

By	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer

GC ADVISORS LLC,
as Warehouse Collateral Manager

By	/s/ Joshua M. Levinson
	Name:	Joshua M. Levinson
	Title:	Co-General Counsel and Chief Compliance Officer

[Signature Page to MS/Golub Security Agreement]